Exhibit 99.1

KCS: Ashley Thorne, 816-983-1530, athorne@kcsouthern.com

Kansas City Southern Reports Strong Fourth Quarter and Full-Year 2019 Results

Kansas City, MO., January 17, 2020. Kansas City Southern (KCS) (NYSE:KSU) reported strong fourth quarter and full year 2019 results, driven by implementation of Precision Scheduled Railroading (PSR) principles.
Fourth Quarter 2019

Fourth quarter revenues were $729.5 million, an increase of 5% primarily led by a 13% increase in Chemicals and Petroleum and an 11% increase in Industrial & Consumer Products as compared to fourth quarter 2018. Carloads were down 1%, as declines in Automotive and Intermodal offset carload growth in all other business units.

Fourth quarter operating expenses were $493.5 million, including $38.3 million of restructuring charges related to PSR initiatives. Operating income was $236.0 million and the reported operating ratio was 67.6%. Fourth quarter net income was $127.9 million, or $1.30 per diluted share. Adjusted fourth quarter operating income, operating ratio, net income and diluted earnings per share were as follows:

(in millions, except operating ratio and diluted earnings per share)	Three Months Ended December 31, 2019
	Operating Income	Operating Ratio	Net Income	Diluted Earnings per Share
GAAP Operating Results	$236.0	67.6%	$127.9	$1.30
Restructuring Charges	38.3	(5.2)%	28.2	0.29
Other Adjustments, Net	—	—	23.0	0.23
Adjusted Operating Results (non-GAAP)	$274.3	62.4%	$179.1	$1.82

See following pages for reconciliations to GAAP

"Kansas City Southern's implementation of PSR principles has sustained momentum in the fourth quarter, driving strong results in the form of more consistent and reliable operations, improved customer service, improved cost structure and growth in shareholder returns," stated President and Chief Executive Officer, Patrick J. Ottensmeyer. "Thanks to the hard work and dedication of KCS's employees, we exited 2019 with network-wide velocity performing at record levels."

Full Year 2019

Full year 2019 revenues were $2.9 billion, an increase of 6% on a 1% decline in carloads. Operating income was $886.3 million and the reported operating ratio was 69.1%. Full year 2019 net income was $540.8 million, or $5.40 per diluted share.

During 2019, KCS significantly improved its operating performance, as demonstrated by an increase in gross velocity of 22%, a decline in terminal dwell of 16%, and an improvement to car miles per day of 19% as compared to 2018. PSR initiatives also contributed directly to operating expense savings of $58.0 million in 2019, and are projected to deliver incremental savings of $61.0 million in 2020.

"Year one of KCS's PSR implementation has exceeded our own expectations for service, operational and financial improvement," stated Ottensmeyer. "As we turn our focus to 2020, we look forward to growing our business while implementing our second year of PSR initiatives.

"These strong results have allowed us to improve guidance, and we now expect to deliver a 60% to 61% operating ratio in 2020, and below 60% in 2021. Additionally, we have improved our outlook for earnings per share growth to a mid-teens CAGR from 2019 through 2021. Finally, with improved asset utilization, we have reduced our outlook for capital expenditures to ~17% of revenue through 2022."

Statement Regarding Non-GAAP Financial Measures

In addition to disclosing financial results in accordance with U.S. GAAP, the accompanying fourth quarter and full year 2019 earnings release contains non-GAAP financial measures. KCS management believes that certain non-GAAP financial measures used to review and in certain cases manage the Company's business fall within the meaning of Regulation G (Disclosure of non-GAAP financial measures) and may provide its users of the financial information with additional meaningful comparison when reviewing the Company's results. KCS management uses non-GAAP information in its planning and forecasting processes and to further analyze its own financial trends and operational performance, as well as making financial comparisons to prior periods presented on a similar basis. Management believes investors and users of the Company's financial information should consider all of the above factors when evaluating KCS's results.
These non-GAAP measures should be viewed as a supplement and not considered a substitute for GAAP measures. Some of KCS's non-GAAP measures may differ from similar measures used by other companies, even if similar terms are used to identify such measures.

GAAP Reconciliations
($ in millions, except per share amounts)

Reconciliation of Diluted Earnings per Share to Adjusted
Diluted Earnings per Share	Three Months Ended December 31, 2019
	Income Before Income Taxes	Income Tax Expense	Net Income	Diluted Earnings per Share
As reported	$207.5	$79.6	$127.9	$1.30
Adjustments for:
Restructuring charges	38.3	10.1	28.2	0.29
Debt retirement costs	0.5	0.1	0.4	—
Foreign exchange gain	(7.6)	(2.3)	(5.3)	(0.05)
Foreign exchange component of income taxes	—	(27.9)	27.9	0.28
Adjusted	$238.7	$59.6	179.1
Less: Noncontrolling interest and preferred
stock dividends			(0.7)
Adjusted net income available to common
stockholders - see (a) below			$178.4	$1.82

	Three Months Ended December 31, 2018
	Income Before Income Taxes	Income Tax Expense	Net Income	Diluted Earnings per Share
As reported	$222.1	$60.3	$161.8	$1.59
Adjustments for:
Gain on insurance recoveries related to
hurricane damage	(8.5)	(2.0)	(6.5)	(0.06)
Foreign exchange loss	8.5	2.6	5.9	0.05
Foreign exchange component of income taxes	—	2.5	(2.5)	(0.02)
Adjusted	$222.1	$63.4	158.7
Less: Noncontrolling interest and preferred
stock dividends			(0.7)
Adjusted net income available to common
stockholders - see (a) below			$158.0	$1.56

GAAP Reconciliations (continued)
($ in millions, except per share amounts)

Reconciliation of Diluted Earnings per Share to Adjusted
Diluted Earnings per Share	Year Ended December 31, 2019
	Income Before Income Taxes	Income Tax Expense	Net Income	Diluted Earnings per Share
As reported	$788.4	$247.6	$540.8	$5.40
Adjustments for:
Restructuring charges	168.8	43.6	125.2	1.25
Debt retirement costs	1.1	0.3	0.8	0.01
Foreign exchange gain	(17.1)	(5.1)	(12.0)	(0.12)
Foreign exchange component of income taxes	—	(35.9)	35.9	0.36
Adjusted	$941.2	$250.5	690.7
Less: Noncontrolling interest and preferred
stock dividends			(2.1)
Adjusted net income available to common
stockholders - see (a) below			$688.6	$6.90

	Year Ended December 31, 2018
	Income Before Income Taxes	Income Tax Expense	Net Income	Diluted Earnings per Share
As reported	$886.9	$257.5	$629.4	$6.13
Adjustments for:
Gain on insurance recoveries related to
hurricane damage	(17.9)	(4.2)	(13.7)	(0.13)
Debt retirement costs	2.2	0.7	1.5	0.02
Foreign exchange gain	(7.8)	(2.3)	(5.5)	(0.05)
Foreign exchange component of income taxes	—	(21.7)	21.7	0.21
Tax Cuts and Jobs Act	—	20.9	(20.9)	(0.21)
Adjusted	$863.4	$250.9	612.5
Less: Noncontrolling interest and preferred
stock dividends			(2.2)
Adjusted net income available to common
stockholders - see (a) below			$610.3	$5.97

GAAP Reconciliations (continued)
($ in millions)

Reconciliation of Operating Expenses to Adjusted	Three Months Ended		Years Ended
Operating Expenses	December 31,		December 31,
	2019	2018	2019	2018
Operating expenses as reported	$493.5	$437.6	$1,979.7	$1,727.7
Adjustment for restructuring charges	(38.3)	—	(168.8)	—
Adjustment for gain on insurance recoveries
related to hurricane damage	—	8.5	—	17.9
Adjusted operating expenses - see (b) below	$455.2	$446.1	$1,810.9	$1,745.6

Operating income as reported	$236.0	$256.4	$886.3	$986.3
Adjusted operating income - see (b) below	274.3	247.9	1,055.1	968.4

Operating ratio (c) as reported	67.6%	63.1%	69.1%	63.7%
Adjusted operating ratio - see (b) and (c) below	62.4%	64.3%	63.2%	64.3%

(a)The Company believes adjusted diluted earnings per share is meaningful as it allows investors to evaluate the Company's performance for different periods on a more comparable basis by adjusting for the impact of changes in foreign currency exchange rates, the impact of adjustments to 2017 provisional income tax benefit for the Tax Cuts and Jobs Act, and items that are not directly related to the ongoing operations of the Company. The income tax expense impacts related to these adjustments are calculated at the applicable statutory tax rate.
(b)The Company believes adjusted operating expenses, operating income and operating ratio are meaningful as they allow investors to evaluate the Company's performance for different periods on a more comparable basis by adjusting for items that are not directly related to the ongoing operations of the Company.
(c)Operating ratio is calculated by dividing operating expenses by revenues; or in the case of adjusted operating ratio, adjusted operating expenses divided by revenues.

Investor Conference Call and Webcast
KCS will also hold its fourth quarter 2019 earnings conference call on Friday, January 17, 2020 at 8:45 a.m. eastern time. Shareholders and other interested parties are invited to participate via live webcast or telephone. To participate in the live webcast and to view accompanying presentation materials, please log into investors.kcsouthern.com immediately prior to the presentation. To join the teleconference, please call (844) 308-6428 from the U.S., or (412) 317-5409 from all other countries.

A replay of the presentation will be available by calling (877) 344-7529 from the U.S., (855) 669-9658 from Canada or (412) 317-0088 from all other countries and entering conference ID 10136928. The webcast replay and presentation materials will be archived on the company’s website.

About Kansas City Southern
Headquartered in Kansas City, Mo., Kansas City Southern (KCS) (NYSE: KSU) is a transportation holding company that has railroad investments in the U.S., Mexico and Panama.  Its primary U.S. holding is The Kansas City Southern Railway Company, serving the central and south central U.S.  Its international holdings include Kansas City Southern de Mexico, S.A. de C.V., serving northeastern and central Mexico and the port cities of Lázaro Cárdenas, Tampico and Veracruz, and a 50 percent interest in Panama Canal Railway Company, providing ocean-to-ocean freight and passenger service along the Panama Canal.  KCS' North American rail holdings and strategic alliances with other North American rail partners are primary components of a unique railway system, linking the commercial and industrial centers of the U.S., Mexico and Canada.  More information about KCS can be found at www.kcsouthern.com

Forward-Looking Information
This news release contains “forward-looking statements” within the meaning of the securities laws concerning potential future events involving KCS and its subsidiaries, which could materially differ from the events that actually occur.  Words such as “projects,” “estimates,” “forecasts,” “believes,” “intends,” “expects,” “anticipates,” and similar expressions are intended to identify many of these forward-looking statements.  Such forward-looking statements are based upon information currently available to management and management’s perception thereof as of the date hereof.  Differences that actually occur could be caused by a number of external factors over which management has little or no control, including: competition and consolidation within the transportation industry; the business environment in industries that produce and use items shipped by rail; loss of the rail concession of KCS’ subsidiary, Kansas City Southern de México, S.A. de C.V.; the termination of, or failure to renew, agreements with customers, other railroads and third parties; access to capital; disruptions to KCS’ technology infrastructure, including its computer systems; natural events such as severe weather, hurricanes and floods; market and regulatory responses to climate change; legislative and regulatory developments and disputes; rail accidents or other incidents or accidents on KCS’ rail network or at KCS’ facilities or customer facilities involving the release of hazardous materials, including toxic inhalation hazards; fluctuation in prices or availability of key materials, in particular diesel fuel; dependency on certain key suppliers of core rail equipment; changes in securities and capital markets; unavailability of qualified personnel; labor difficulties, including strikes and work stoppages; acts of terrorism or risk of terrorist activities; war or risk of war; domestic and international economic, political and social conditions; the level of trade between the United States and Asia or Mexico; fluctuations in the peso-dollar exchange rate; increased demand and traffic congestion; the outcome of claims and litigation involving KCS or its subsidiaries; and other factors affecting the operation of the business.  More detailed information about factors that could affect future events may be found in filings by KCS with the Securities and Exchange Commission, including KCS’ Annual Report on Form 10-K for the year ended December 31, 2018 (File No. 1-4717) and subsequent reports.  Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved.  As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements.  KCS is not obligated to update any forward-looking statements to reflect future events or developments.

Kansas City Southern and Subsidiaries
Consolidated Statements of Income
(In millions, except share and per share amounts)
(Unaudited)
	Three Months Ended		Years Ended
	December 31,		December 31,
	2019	2018	2019	2018
Revenues	$729.5	$694.0	$2,866.0	$2,714.0
Operating expenses:
Compensation and benefits	137.1	128.3	529.1	495.7
Purchased services	56.3	51.5	219.2	200.7
Fuel	82.6	91.2	340.4	348.2
Mexican fuel excise tax credit	—	(11.1)	—	(37.7)
Equipment costs	26.8	30.2	108.6	126.1
Depreciation and amortization	88.0	89.6	350.7	346.7
Materials and other	64.4	66.4	262.9	265.9
Restructuring charges	38.3	—	168.8	—
Gain on insurance recoveries related to hurricane damage	—	(8.5)	—	(17.9)
Total operating expenses	493.5	437.6	1,979.7	1,727.7
Operating income	236.0	256.4	886.3	986.3
Equity in net earnings (losses) of affiliates	(2.6)	0.8	1.0	2.6
Interest expense	(31.8)	(28.2)	(115.9)	(110.0)
Debt retirement costs	(0.5)	—	(1.1)	(2.2)
Foreign exchange gain (loss)	7.6	(8.5)	17.1	7.8
Other income (expense), net	(1.2)	1.6	1.0	2.4
Income before income taxes	207.5	222.1	788.4	886.9
Income tax expense	79.6	60.3	247.6	257.5
Net income	127.9	161.8	540.8	629.4
Less: Net income attributable to noncontrolling interest	0.7	0.7	1.9	2.0
Net income attributable to Kansas City Southern and subsidiaries	127.2	161.1	538.9	627.4
Preferred stock dividends	—	—	0.2	0.2
Net income available to common stockholders	$127.2	$161.1	$538.7	$627.2

Earnings per share:
Basic earnings per share	$1.31	$1.59	$5.42	$6.16
Diluted earnings per share	$1.30	$1.59	$5.40	$6.13

Average shares outstanding (in thousands):
Basic	97,467	101,098	99,316	101,852
Potentially dilutive common shares	513	418	431	418
Diluted	97,980	101,516	99,747	102,270

Kansas City Southern and Subsidiaries
Revenue & Carload/Units by Commodity - Fourth Quarter 2019 and 2018

	Revenues			Carloads and Units			Revenue per
	(in millions)			(in thousands)			Carload/Unit
	Fourth Quarter		%	Fourth Quarter		%	Fourth Quarter		%
	2019	2018	Change	2019	2018	Change	2019	2018	Change

Chemical & Petroleum
Chemicals	$59.3	$57.3	3%	23.0	24.5	(6)%	$2,578	$2,339	10%
Petroleum	88.4	70.6	25%	41.8	35.4	18%	2,115	1,994	6%
Plastics	38.4	36.1	6%	18.9	18.6	2%	2,032	1,941	5%
Total	186.1	164.0	13%	83.7	78.5	7%	2,223	2,089	6%

Industrial & Consumer Products
Forest Products	67.5	64.8	4%	27.9	28.7	(3)%	2,419	2,258	7%
Metals & Scrap	56.4	50.3	12%	28.7	26.3	9%	1,965	1,913	3%
Other	30.5	24.4	25%	23.8	21.6	10%	1,282	1,130	13%
Total	154.4	139.5	11%	80.4	76.6	5%	1,920	1,821	5%

Agriculture & Minerals
Grain	74.2	80.8	(8)%	36.8	37.5	(2)%	2,016	2,155	(6)%
Food Products	39.0	38.3	2%	15.6	15.4	1%	2,500	2,487	1%
Ores & Minerals	6.0	4.8	25%	7.8	6.2	26%	769	774	(1)%
Stone, Clay & Glass	8.1	7.8	4%	3.3	3.4	(3)%	2,455	2,294	7%
Total	127.3	131.7	(3)%	63.5	62.5	2%	2,005	2,107	(5)%

Energy
Utility Coal	31.8	28.7	11%	36.7	31.3	17%	866	917	(6)%
Coal & Petroleum Coke	11.3	11.0	3%	14.5	16.3	(11)%	779	675	15%
Frac Sand	5.3	7.0	(24)%	3.9	4.5	(13)%	1,359	1,556	(13)%
Crude Oil	14.3	18.6	(23)%	9.4	11.3	(17)%	1,521	1,646	(8)%
Total	62.7	65.3	(4)%	64.5	63.4	2%	972	1,030	(6)%

Intermodal	97.2	98.2	(1)%	254.1	268.3	(5)%	383	366	5%

Automotive	62.3	59.9	4%	36.4	38.9	(6)%	1,712	1,540	11%

TOTAL FOR COMMODITY GROUPS	690.0	658.6	5%	582.6	588.2	(1)%	$1,184	$1,120	6%

Other Revenue	39.5	35.4	12%

TOTAL	$729.5	$694.0	5%

Kansas City Southern and Subsidiaries
Revenue & Carload/Units by Commodity - Years Ended December 31, 2019 and 2018

	Revenues			Carloads and Units			Revenue per
	(in millions)			(in thousands)			Carload/Unit
	Years Ended		%	Years Ended		%	Years Ended		%
	2019	2018	Change	2019	2018	Change	2019	2018	Change

Chemical & Petroleum
Chemicals	$246.9	$236.3	4%	99.6	103.5	(4)%	$2,479	$2,283	9%
Petroleum	341.8	241.9	41%	163.4	120.3	36%	2,092	2,011	4%
Plastics	148.5	143.9	3%	74.4	74.1	—	1,996	1,942	3%
Total	737.2	622.1	19%	337.4	297.9	13%	2,185	2,088	5%

Industrial & Consumer Products
Forest Products	261.4	268.0	(2)%	109.2	119.8	(9)%	2,394	2,237	7%
Metals & Scrap	232.9	208.2	12%	120.3	114.0	6%	1,936	1,826	6%
Other	116.1	114.8	1%	91.4	91.1	—	1,270	1,260	1%
Total	610.4	591.0	3%	320.9	324.9	(1)%	1,902	1,819	5%

Agriculture & Minerals
Grain	298.4	289.9	3%	146.1	144.1	1%	2,042	2,012	1%
Food Products	149.4	145.7	3%	60.5	59.5	2%	2,469	2,449	1%
Ores & Minerals	25.0	20.9	20%	32.8	24.8	32%	762	843	(10)%
Stone, Clay & Glass	33.5	29.9	12%	13.9	13.5	3%	2,410	2,215	9%
Total	506.3	486.4	4%	253.3	241.9	5%	1,999	2,011	(1)%

Energy
Utility Coal	126.9	117.3	8%	139.2	125.6	11%	912	934	(2)%
Coal & Petroleum Coke	43.2	44.3	(2)%	57.6	63.4	(9)%	750	699	7%
Frac Sand	27.4	37.4	(27)%	19.6	24.2	(19)%	1,398	1,545	(10)%
Crude Oil	48.7	57.3	(15)%	28.3	35.4	(20)%	1,721	1,619	6%
Total	246.2	256.3	(4)%	244.7	248.6	(2)%	1,006	1,031	(2)%

Intermodal	370.2	382.8	(3)%	979.8	1,030.4	(5)%	378	372	2%

Automotive	255.6	253.2	1%	154.9	161.9	(4)%	1,650	1,564	5%

TOTAL FOR COMMODITY GROUPS	2,725.9	2,591.8	5%	2,291.0	2,305.6	(1)%	$1,190	$1,124	6%

Other Revenue	140.1	122.2	15%

TOTAL	$2,866.0	$2,714.0	6%